Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
GHN Agrispan Holding Company

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated October 13, 2009, relating to the consolidated financial statements of GHN Agrispan Holding Company as of and for the years ended December 31, 2008 and 2007, and to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ ZYCPA Co. Ltd.

ZYCPA Company Limited
Certified Public Accountants

Hong Kong, China
October 14, 2009